Exhibit 99
Employee Stock Option

                         INFORM WORLDWIDE HOLDINGS, INC.

             Option to Purchase up to 800,000 Shares of Common Stock

     This is to certify that, for value received, Timothy J. O'Connor ("Holder") is entitled to purchase, subject to the provisions of this Option, from Inform Worldwide Holdings, Inc., a Colorado corporation ("Company"), up to 800,000 Shares ("Option Stock") of the Company's Class A no par value Common Stock ("Common Stock") at a purchase price per Share specified in this Option.

     1.     Exercise  of  Option.
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     a.     This Option may be exercised to purchase up to 500,000 shares of
Common Stock, in whole or in part, at any time or from time to time on or after May 28, 2002, but not later than 5:00 p.m., Denver, Colorado time, May 27, 2012.

     b. In addition to the Option in 1.a. above, if the Company, or a subsidiary of the Company, completes the purchase, merger, acquisition of, or combination with another business effective on or before July 30, 2002, this Option may be exercised to purchase up to 300,000 shares of Common Stock, in whole or in part, at any time or from time to time but not later than 5:00 p.m., Denver, Colorado time, May 27, 2012.

     c. When this Option is exercised, in whole or in part, the Holder shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of securities specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Holder to purchase the balance of the Option Stock.


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     2.     Exercise Price.  The per share exercise price shall be $0.18.
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     3.     Reservation of Shares. The Company shall at all  times reserve for
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issuance and/or delivery upon exercise of this Option such number of Common
Stock as shall be required for issuance or delivery upon exercise of this Option.

     4.     Exchange, Assignment or Loss of Option.  This Option is
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exchangeable without expense, at the option of the Holder, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Option" includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

     5.     Change in Common Stock.  Anything in this Option to the contrary
            ----------------------
notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (including a dividend or other distribution on the Common Stock of the Company, other than a cash dividend, prior to the exercise of this Option), the number of shares of Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

     6.     Officer's Certificate. Whenever the number of shares of Option Stock
            ----------------------
shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Holder.

     7.     Reclassification, Reorganization or Merger.  In case of any
            ------------------------------------------
reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock holders upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.


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     8.     Registration Under the Securities Act of 1933.  The Company will
            ---------------------------------------------
promptly file and maintain an effective registration statement on Form S-8 or other applicable form under the Securities Act of 1933, as amended ("Act"), so as to permit the public sale of all or some portion of the Option Stock in compliance with the Act. The Company shall cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, including its registration under the Securities Exchange Act of 1934, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Holder. The Company shall comply with the requirements of this Option at its own expense.

     9.     Restrictions Upon Transfer.  This Option is not transferable by the
            --------------------------
Holder otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Holder, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Holder.

     10.    Notices.  Any notices or certificates by the Company to the Holder
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and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail to the Holder, addressed to Timothy J. O'Connor, 4700 Castleton Way, Suite 220, Castle Rock, CO 80104, and if to the Company, addressed to it at 4700 Castleton Way, Suite 220, Castle Rock, CO 80104. The Company may change its address by written notice to the Holder, and the Holder may change its address by written notice to the Company.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

INFORM  WORLDWIDE  HOLDINGS,  INC.                    Date:  May 28, 2002

By:  /s/  Larry G. Arnold
Larry G. Arnold, Chairman and President


                                  PURCHASE FORM
                                  -------------

Dated:  ____________

The undersigned hereby elects to exercise the within Option to the extent of purchasing _________ Shares, and makes payment of $___________ in payment of the exercise price.


____________________________________     ________________________________
Signature                                Telephone  Number

____________________________________     ________________________________
Print  Name  and  Title

____________________________________

____________________________________
Address


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